UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 18, 2014

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on July 18, 2014, Edwards Lifesciences Corporation (the “Company”) entered into a Five-Year Credit Agreement, dated as of July 18, 2014, among the Company and certain of its subsidiaries, as Borrowers; the lenders signatory thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank; JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents; and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and U.S. Bank National Association, as Co-Documentation Agents (the “Credit Agreement”).

Item 1.02.                Termination of a Material Definitive Agreement.

As described in Item 2.03 below, on July 18, 2014, the Company terminated the Four-Year Credit Agreement dated as of July 29, 2011 by and among the Company, certain of its subsidiaries, the lenders signatory thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, and U.S. Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Deutsche Bank AG New York Branch and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents (the “2011 Credit Agreement”). Description of the material terms of the 2011 Credit Agreement is contained in the Form 8-K previously filed by the Company on August 4, 2011 and the Form 8-K previously filed by the Company on June 18, 2013.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 18, 2014, the Company entered into the Credit Agreement to establish a new five-year $750 million multi-currency unsecured revolving credit facility (including borrowings and letters of credit) to replace the existing $750 million unsecured revolving credit facility under the 2011 Credit Agreement.  All committed pro rata borrowings under the revolving facility will bear interest at a variable annual rate based on the London interbank offering rate (“LIBOR”) or base rate, at the Company’s election, subject to the terms and conditions thereof, plus, in each case, an applicable margin based on the Company’s leverage ratio.  Subject to certain terms and conditions, the Company may increase the amount of the revolving credit facility under the Credit Agreement by up to an additional $250 million in the aggregate.

The Credit Agreement contains customary representations, warranties, covenants, events of default, terms and conditions, including limitations on liens, incurrence of debt, mergers and significant asset dispositions. The Company must also comply with a leverage ratio and interest coverage ratio. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations being declared due and payable and the revolving credit facility being terminated.

The Company expects to make borrowings under the Credit Agreement for general corporate purposes.

The Company and its affiliates from time to time engage certain of the lenders under the Credit Agreement to provide banking and financial services. All of these engagements are negotiated at arm’s length.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits

10.1

Five-Year Credit Agreement, dated as of July 18, 2014, among Edwards Lifesciences Corporation and certain of its subsidiaries, as Borrowers; the lenders signatory thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank; JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents; and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and U.S. Bank National Association, as Co-Documentation Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2014

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Scott B. Ullem
Scott B. Ullem
Corporate Vice President,
Chief Financial Officer

EXHIBITS FILED WITH SECURITIES AND EXCHANGE COMMISSION

Exhibit No.	Description
10.1

Five-Year Credit Agreement, dated as of July 18, 2014, among Edwards Lifesciences and certain of its subsidiaries, as Borrowers; the lenders signatory thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank; JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents; and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and U.S. Bank National Association, as Co-Documentation Agents